Exhibit 10.12

Sales Contract

Party A: Dake (Fujian) Sports Goods Co., Ltd.	Signing place: Jinjiang, Quanzhou

Party B: Zhang Zhifa	Contract No.: ZZF2010092400

Signing date: Sep 24, 2010

1. Product Name, Model, Quantity, Amount:

Product	Model	Unit	Quantity	Unit Price	Amount	Tax rate	Tax amount	Sum of
Name								amount
Rubber soles	36#	Pair	32255	7.92	255,459.60	17%	43,428.13	298,887.73
Rubber soles	37#	Pair	28741	8.33	239,412.53	17%	40,700.13	280,112.66
Rubber soles	38#	Pair	36584	8.45	309,134.80	17%	52,552.92	361,687.72
Rubber soles	39#	Pair	14505	8.99	130,399.95	17%	22,167.99	152,567.94
Travel shoes	40#	Pair	3658	59.75	218,565.50	17%	37,156.14	255,721.64
Travel shoes	41#	Pair	4585	60.65	278,080.25	17%	47,273.64	325,353.89
Travel shoes	42#	Pair	3694	61.50	227,181.00	17%	38,620.77	265,801.77
Travel shoes	43#	Pair	4588	62.30	285,832.40	17%	48,591.51	334,423.91
Casual shoes	36#	Pair	10221	32.58	333,000.18	17%	56,610.03	389,610.21
Casual shoes	37#	Pair	21515	33.65	723,979.75	17%	123,076.56	847,056.31
Casual shoes	38#	Pair	20364	34.73	707,241.72	17%	120,231.09	827,472.81
Casual shoes	39#	Pair	27957	36.12	1,009,806.84	17%	171,667.16	1,181,474.00
Athletic shoes	40#	Pair	4884	63.45	309,889.80	17%	52,681.27	362,571.07
Athletic shoes	41#	Pair	6852	64.02	438,665.04	17%	74,573.06	513,238.10
Athletic shoes	42#	Pair	7758	65.30	506,597.40	17%	86,121.56	592,718.96
Athletic shoes	43#	Pair	6822	66.48	453,526.56	17%	77,099.52	530,626.08
Total			234983		6,426,773.32		1,092,551.46	7,519,324.78

2. Party B shall be responsible for providing technical standards for quality requirements; Party A shall produce according to Party B’s quality requirements and specifications and be responsible for the quality issue.

3. Goods delivery place and expense bearing:

Party A shall be responsible for delivering the contracted goods to Party B’s warehouse within 2 months upon this contract signed up and Party A shall be responsible for the incurred delivery expense.

4. Settlement method and term:

(1) After delivering the goods to Party B, Party A shall provide real and valid invoice based on actual amount and Party B’s request.

5. Responsibility of breach:

In accordance with <Economic Contract Law of the PRC>, in case of default by either party, the default party shall not only be responsible for the default obligation by law but also for the incurred expense to realize the obligation by the observant party, the above mentioned expense shall include but not limited to attorney fee, litigation fee and communication expense.

6. Dispute resolution:

Any dispute arising from or in connection with this contract shall be settled through friendly negotiation between the Parties; if no solution is reached through such negotiation, the disputes shall be referred to the People's Court having jurisdiction over the prosecutor's domicile in accordance with the governing law.

7. Miscellaneous:

(1) Party A shall guarantee that the goods provided be in line with national policies and regulations and not infringing others’ intellectual properties, otherwise any resulted economic and legal obligation shall be Party A’s responsibility.

(2) Faxed copy contract shall be regarded as with same legal effect to the original copy.

(3) In case of any unaccomplished manners, both parties shall negotiate in a friendly manner.

Party A: Dake (Fujian) Sports Goods Co., Ltd.	Party B: Zhang Zhifa

Address: Chendai Jiangtou Village, Jinjiang	Address: 260 Linyi Shoe&Hat market, Shandong

Tel: 0595 - 85186739	Tel: 13805491906